Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Third Quarter 2017

Important Disclosures About This Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “the Company,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. “CPA® REITs” means Corporate Property Associates 17 – Global Incorporated, or CPA®:17 – Global, and Corporate Property Associates 18 – Global Incorporated, or CPA®:18 – Global. “CWI REITs” means Carey Watermark Investors Incorporated, or CWI 1, and Carey Watermark Investors 2 Incorporated, or CWI 2. “Managed REITs” means the CPA® REITs and the CWI REITs. “Managed Programs” means the Managed REITs and Carey European Student Housing Fund I, L.P., or CESH I. “CCIF” means Carey Credit Income Fund (now known as Guggenheim Credit Income Fund), which was included in the Managed Programs prior to our resignation as its advisor during the third quarter of 2017. “U.S.” means United States. “AUM” means assets under management.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including funds from operations, or FFO; adjusted funds from operations, or AFFO; earnings before interest, taxes, depreciation and amortization, or EBITDA; adjusted EBITDA; pro rata cash net operating income, or pro rata cash NOI; and normalized pro rata cash NOI. A description of these non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures, as well as a description of other metrics presented, are provided within the Appendix to this supplemental package. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc., or NAREIT, an industry trade group.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Third Quarter 2017

W. P. Carey Inc.
Overview – Third Quarter 2017

Summary Metrics
As of or for the three months ended September 30, 2017.

Financial Results
			Segment
			Owned Real Estate	Investment Management	Total
Revenues, excluding reimbursable costs – consolidated ($'000)			$171,187	$27,959	$199,146
Net income attributable to W. P. Carey ($'000)			56,492	23,786	80,278
Net income attributable to W. P. Carey per diluted share			0.52	0.22	0.74
Normalized pro rata cash NOI from real estate ($'000) (a) (b)			166,720	N/A	166,720
Adjusted EBITDA ($'000) (a) (b)			159,952	31,452	191,404
AFFO attributable to W. P. Carey ($'000) (a) (b)			116,337	31,905	148,242
AFFO attributable to W. P. Carey per diluted share (a) (b)			1.07	0.30	1.37

Distributions declared per share – third quarter					1.005
Distributions declared per share – third quarter annualized					4.02
Dividend yield – annualized, based on quarter end share price of $67.39					6.0%
Dividend payout ratio – for the nine months ended September 30, 2017 (c)					75.2%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $67.39 ($'000)					$7,203,824
Pro rata net debt ($'000) (d)					4,193,677
Enterprise value ($'000)					11,397,501

Total capitalization ($'000) (e)					11,567,271

Total consolidated debt ($'000)					4,314,838
Gross assets ($'000) (f)					8,928,348
Liquidity ($'000) (g)					1,445,455

Pro rata net debt to enterprise value (b)					36.8%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)					5.5x
Total consolidated debt to gross assets					48.3%

Weighted-average interest rate (b)					3.5%
Weighted-average debt maturity (years) (b)					5.6

Moody's Investors Service – corporate rating					Baa2 (stable)
Standard & Poor's Ratings Services – issuer rating					BBB (stable)

Owned Real Estate Portfolio (Pro Rata)
Number of net-leased properties					890
Number of operating properties					2
Number of tenants – net-leased properties					211

ABR from Investment Grade tenants as a % of total ABR – net-leased properties (h)					27.7%

Net-leased properties – square footage (millions)					85.9

Occupancy – net-leased properties					99.8%
Weighted-average remaining lease term (years)					9.5

Acquisitions and completed build-to-suits, redevelopments and expansions – third quarter ($'000)					$—
Dispositions – third quarter ($'000)					59,577

Managed Programs	CPA®:17 – Global	CPA®:18 – Global	CWI REITs	CESH I	Total
AUM ($'000) (i)	$5,765,101	$2,376,029	$4,949,139	$154,554	$13,244,823
Acquisitions – third quarter ($'000)	5,588	10,005	412,991	55,563	484,147
Dispositions – third quarter ($'000)	—	—	—	—	—
________

Investing for the long runTM | 1

W. P. Carey Inc.
Overview – Third Quarter 2017

(a)
Normalized pro rata cash NOI, Adjusted EBITDA and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Represents distributions declared per share divided by AFFO per diluted share on a year-to-date basis.

(d)	Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Terms and Definitions section in the Appendix for a description of pro rata.

(e)	Represents equity market capitalization plus total pro rata debt outstanding. See the Terms and Definitions section in the Appendix for a description of pro rata.

(f)
Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease and other intangible assets of $399.9 million and above-market rent intangible assets of $255.2 million.

(g)	Represents availability on our Senior Unsecured Credit Facility plus consolidated cash and cash equivalents.

(h)
Percentage of portfolio is based on ABR, as of September 30, 2017. Includes tenants or guarantors with investment grade ratings (19.3%) and subsidiaries of non-guarantor parent companies with investment grade ratings (8.4%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Terms and Definitions section in the Appendix for a description of ABR.

(i)	Represents estimated value of real estate assets plus cash and cash equivalents, less distributions payable for the Managed REITs and fair value of investments plus cash for CESH I.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – Third Quarter 2017

Components of Net Asset Value
In thousands, except shares, per share amounts and percentages.

Real Estate	Three Months Ended Sep. 30, 2017	Annualized
Owned Real Estate:	A	A x 4
Normalized pro rata cash NOI (a)	$166,720	$666,880

Investment Management	Three Months Ended Sep. 30, 2017	Twelve Months Ended Sep. 30, 2017
Adjusted EBITDA (a) (b)	$31,452	$116,503
Selected Components of Adjusted EBITDA:
Asset management revenue (c)	17,938	69,646
Structuring revenue (c)	9,817	44,319
Operating partnership interests in real estate cash flow of Managed REITs (b) (d)	11,074	44,797
Back-end fees and interests associated with the Managed Programs	See the Summary of Back-End Fees for / Interests in the Managed Programs section for details.

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Sep. 30, 2017
Assets
Book value of real estate excluded from NOI (e)		$23,178
Cash and cash equivalents		169,770
Due from affiliates		154,336
Other assets, net:
Straight-line rent adjustments		$68,441
Restricted cash, including escrow		49,572
Deferred charges		44,825
Accounts receivable		29,234
Securities and derivatives		25,558
Investment in CCIF (f)		23,329
Prepaid expenses		16,878
Other intangible assets, net		15,265
Note receivable		10,070
Leasehold improvements, furniture and fixtures		4,113
Other		196
Total other assets, net		$287,481

Liabilities
Total pro rata debt outstanding (g)		$4,363,447
Distributions payable		109,187
Deferred income taxes		86,581
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$101,772
Prepaid and deferred rents		79,464
Tenant security deposits		28,375
Accrued taxes payable		23,020
Straight-line rent adjustments		2,402
Other		20,878
Total accounts payable, accrued expenses and other liabilities		$255,911

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – Third Quarter 2017

Other	Number of Shares/Units Owned	NAV / Offering Price Per Share		Implied Value
	A	B		A x B
Ownership in Managed Programs: (h)
CPA®:17 – Global (4.0% ownership)	13,919,229	$10.11	(i)	$140,723
CPA®:18 – Global (2.3% ownership)	3,266,723	8.24	(j)	26,918
CWI 1 (1.9% ownership)	2,579,378	10.80	(k)	27,857
CWI 2 (1.5% ownership)	1,333,318	10.74	(l)	14,320
CESH I (2.4% ownership)	3,492	1,000.00	(m)	3,492
				$213,310
________

(a)
Normalized pro rata cash NOI and Adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.

(b)
In connection with our decision to exit all non-traded retail fundraising activities, which we announced in June 2017, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed Programs is now recognized within our Investment Management segment. Earnings from our investment in CCIF continue to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

(c)	Amounts are gross of fees paid to the respective subadvisors of CWI 1, CWI 2, and CCIF (prior to our resignation as the advisor to CCIF in the third quarter of 2017).

(d)
We are entitled to receive distributions of our share of earnings up to 10% of the Available Cash of each of the Managed REITs, as defined in their respective operating partnership agreements. Pursuant to the terms of their subadvisory agreements, however, 20% of the distributions of Available Cash we receive from CWI 1 and 25% of the distributions of Available Cash we receive from CWI 2 are paid to their respective subadvisors. Amounts for CWI 1 and CWI 2 are net of fees paid to their respective subadvisors.

(e)	Represents the value of real estate not included in net operating income, such as vacant assets and in-progress build-to-suit properties.

(f)
In August 2017, we resigned as the advisor to CCIF, effective as of September 11, 2017. As such, we reclassified our investment in CCIF from Equity investments in the Managed Programs and real estate to Other assets, net in our consolidated balance sheets, since we no longer share decision-making responsibilities with the third-party investment partner.

(g)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(h)	Separate from operating partnership interests and our interests in unconsolidated joint ventures with our affiliate, CPA®:17 – Global.

(i)
The estimated net asset value per share, or NAV, for CPA®:17 – Global was determined as of December 31, 2016. We calculated CPA®:17 – Global’s NAV by relying in part on an estimate of the fair market value of CPA®:17 – Global’s real estate portfolio and debt provided by third parties, adjusted to give effect to the estimated fair value of mortgage loans encumbering its assets (also provided by a third party) as well as other adjustments.

(j)
We own shares of CPA®:18 – Global’s Class A common stock. The quarterly NAV for CPA®:18 – Global’s Class A common stock was determined as of June 30, 2017. We calculated the quarterly NAV for CPA®:18 – Global’s Class A common stock by relying in part on an estimate of the fair market value of approximately 25% of CPA®:18 – Global’s real estate portfolio and debt provided by third parties, adjusted to give effect to the estimated fair value of mortgage loans encumbering its assets (also provided by a third party), as well as other adjustments.

(k)
The NAV for CWI 1 was based on shares of common stock outstanding at December 31, 2016. We calculated CWI 1’s NAV relying in part on appraisals of the fair market value of CWI 1’s real estate portfolio and mortgage debt provided by third parties. The net amount was then adjusted for estimated disposition costs (including estimates of expenses, commissions and fees payable to us) and CWI 1’s other net assets and liabilities at the same date.

(l)
We own shares of CWI 2’s Class A common stock. The NAV for CWI 2’s Class A common stock was determined as of December 31, 2016. We calculated the NAV for CWI 2’s Class A common stock by relying in part on an appraisal of the fair market value of CWI 2’s real estate portfolio and estimates of the fair market value of CWI 2’s mortgage debt at December 31, 2016. The net amount was then adjusted for other net assets and liabilities and our interest in disposition proceeds at December 31, 2016.

(m)	We own limited partnership units of CESH I at its private placement price of $1,000 per share; a NAV for CESH I has not yet been calculated.

Investing for the long runTM | 4

W. P. Carey Inc.
Financial Results
Third Quarter 2017

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – Third Quarter 2017

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
Revenues
Owned Real Estate:
Lease revenues	$161,511	$158,255	$155,781	$157,105	$163,786
Operating property revenues	8,449	8,223	6,980	7,071	8,524
Reimbursable tenant costs	5,397	5,322	5,221	6,201	6,537
Lease termination income and other	1,227	2,247	760	1,093	1,224
	176,584	174,047	168,742	171,470	180,071
Investment Management:
Asset management revenue	17,938	17,966	17,367	16,375	15,978
Structuring revenue	9,817	14,330	3,834	16,338	12,301
Reimbursable costs from affiliates	6,211	13,479	25,700	20,061	14,540
Dealer manager fees	105	1,000	3,325	2,623	1,835
Other advisory revenue	99	706	91	1,913	522
	34,170	47,481	50,317	57,310	45,176
	210,754	221,528	219,059	228,780	225,247
Operating Expenses
Depreciation and amortization	64,040	62,849	62,430	62,675	62,802
General and administrative	17,236	17,529	18,424	24,230	15,733
Reimbursable tenant and affiliate costs	11,608	18,801	30,921	26,262	21,077
Property expenses, excluding reimbursable tenant costs	10,556	10,530	10,110	10,956	10,193
Subadvisor fees (a)	5,206	3,672	2,720	4,131	4,842
Stock-based compensation expense	4,635	3,104	6,910	3,051	4,356
Restructuring and other compensation (b)	1,356	7,718	—	—	—
Dealer manager fees and expenses	462	2,788	3,294	3,808	3,028
Other expenses (c)	65	1,000	73	18	—
Impairment charges	—	—	—	9,433	14,441
	115,164	127,991	134,882	144,564	136,472
Other Income and Expenses
Interest expense	(41,182)	(42,235)	(41,957)	(43,913)	(44,349)
Equity in earnings of equity method investments in the Managed Programs and real estate	16,318	15,728	15,774	16,476	16,803
Other income and (expenses)	(4,569)	(916)	516	(3,731)	5,101
	(29,433)	(27,423)	(25,667)	(31,168)	(22,445)
Income before income taxes and gain on sale of real estate	66,157	66,114	58,510	53,048	66,330
(Provision for) benefit from income taxes	(1,760)	(2,448)	1,305	(7,826)	(3,154)
Income before gain on sale of real estate	64,397	63,666	59,815	45,222	63,176
Gain on sale of real estate, net of tax	19,257	3,465	10	3,248	49,126
Net Income	83,654	67,131	59,825	48,470	112,302
Net income attributable to noncontrolling interests	(3,376)	(2,813)	(2,341)	(766)	(1,359)
Net Income Attributable to W. P. Carey	$80,278	$64,318	$57,484	$47,704	$110,943

Basic Earnings Per Share	$0.74	$0.60	$0.53	$0.44	$1.03
Diluted Earnings Per Share	$0.74	$0.59	$0.53	$0.44	$1.03
Weighted-Average Shares Outstanding
Basic	108,019,292	107,668,218	107,562,484	107,487,181	107,221,668
Diluted	108,143,694	107,783,204	107,764,279	107,715,965	107,468,029

Distributions Declared Per Share	$1.0050	$1.0000	$0.9950	$0.9900	$0.9850
________

(a)
The subadvisors for CWI 1, CWI 2 and CPA®:18 – Global earn a percentage of gross fees recorded, which we account for as an expense and which are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees. Pursuant to the terms of the subadvisory agreement we had with the subadvisor in connection with CCIF (prior to our resignation as the advisor to CCIF in the third quarter of 2017), we paid a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(b)
Amounts for the three months ended September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our exit of all non-traded retail fundraising activities, which we announced in June 2017.

(c)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – Third Quarter 2017

Statements of Income, Owned Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
Revenues
Lease revenues	$161,511	$158,255	$155,781	$157,105	$163,786
Operating property revenues	8,449	8,223	6,980	7,071	8,524
Reimbursable tenant costs	5,397	5,322	5,221	6,201	6,537
Lease termination income and other	1,227	2,247	760	1,093	1,224
	176,584	174,047	168,742	171,470	180,071
Operating Expenses
Depreciation and amortization	62,970	61,989	61,522	61,717	61,740
General and administrative	11,234	7,803	8,274	8,938	7,453
Property expenses, excluding reimbursable tenant costs	10,556	10,530	10,110	10,956	10,193
Reimbursable tenant costs	5,397	5,322	5,221	6,201	6,537
Stock-based compensation expense	1,880	899	1,954	908	1,572
Other expenses (a)	65	1,000	73	18	—
Impairment charges	—	—	—	9,433	14,441
	92,102	87,543	87,154	98,171	101,936
Other Income and Expenses
Interest expense	(41,182)	(42,235)	(41,957)	(43,913)	(44,349)
Equity in earnings of equity method investments in real estate (b)	3,740	3,721	2,072	3,343	3,230
Other income and (expenses)	(4,918)	(1,371)	40	(4,016)	3,244
	(42,360)	(39,885)	(39,845)	(44,586)	(37,875)
Income before income taxes and gain on sale of real estate	42,122	46,619	41,743	28,713	40,260
Provision for income taxes	(1,511)	(3,731)	(1,454)	(3,374)	(530)
Income before gain on sale of real estate	40,611	42,888	40,289	25,339	39,730
Gain on sale of real estate, net of tax	19,257	3,465	10	3,248	49,126
Net Income from Owned Real Estate	59,868	46,353	40,299	28,587	88,856
Net income attributable to noncontrolling interests	(3,376)	(2,813)	(2,341)	(766)	(1,359)
Net Income from Owned Real Estate Attributable to W. P. Carey (b)	$56,492	$43,540	$37,958	$27,821	$87,497

Basic Earnings Per Share (b)	$0.52	$0.41	$0.35	$0.26	$0.81
Diluted Earnings Per Share (b)	$0.52	$0.40	$0.35	$0.26	$0.81
Weighted-Average Shares Outstanding
Basic	108,019,292	107,668,218	107,562,484	107,487,181	107,221,668
Diluted	108,143,694	107,783,204	107,764,279	107,715,965	107,468,029
________

(a)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

(b)
In connection with our decision to exit all non-traded retail fundraising activities, which we announced in June 2017, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed Programs is now recognized within our Investment Management segment. Earnings from our investment in CCIF continue to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – Third Quarter 2017

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
Revenues
Asset management revenue	$17,938	$17,966	$17,367	$16,375	$15,978
Structuring revenue	9,817	14,330	3,834	16,338	12,301
Reimbursable costs from affiliates	6,211	13,479	25,700	20,061	14,540
Dealer manager fees	105	1,000	3,325	2,623	1,835
Other advisory revenue	99	706	91	1,913	522
	34,170	47,481	50,317	57,310	45,176
Operating Expenses
Reimbursable costs from affiliates	6,211	13,479	25,700	20,061	14,540
General and administrative	6,002	9,726	10,150	15,292	8,280
Subadvisor fees (a)	5,206	3,672	2,720	4,131	4,842
Stock-based compensation expense	2,755	2,205	4,956	2,143	2,784
Restructuring and other compensation (b)	1,356	7,718	—	—	—
Depreciation and amortization	1,070	860	908	958	1,062
Dealer manager fees and expenses	462	2,788	3,294	3,808	3,028
	23,062	40,448	47,728	46,393	34,536
Other Income and Expenses
Equity in earnings of equity method investments in the Managed Programs (c)	12,578	12,007	13,702	13,133	13,573
Other income and (expenses)	349	455	476	285	1,857
	12,927	12,462	14,178	13,418	15,430
Income before income taxes	24,035	19,495	16,767	24,335	26,070
(Provision for) benefit from income taxes	(249)	1,283	2,759	(4,452)	(2,624)
Net Income from Investment Management Attributable to W. P. Carey (c)	$23,786	$20,778	$19,526	$19,883	$23,446

Basic Earnings Per Share (c)	$0.22	$0.19	$0.18	$0.18	$0.22
Diluted Earnings Per Share (c)	$0.22	$0.19	$0.18	$0.18	$0.22
Weighted-Average Shares Outstanding
Basic	108,019,292	107,668,218	107,562,484	107,487,181	107,221,668
Diluted	108,143,694	107,783,204	107,764,279	107,715,965	107,468,029
________

(a)
The subadvisors for CWI 1, CWI 2 and CPA®:18 – Global earn a percentage of gross fees recorded, which we account for as an expense and which are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees. Pursuant to the terms of the subadvisory agreement we had with the subadvisor in connection with CCIF (prior to our resignation as the advisor to CCIF in the third quarter of 2017), we paid a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(b)
Amounts for the three months ended September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our exit of all non-traded retail fundraising activities, which we announced in June 2017.

(c)
In connection with our previously announced decision to exit all non-traded retail fundraising activities, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed Programs is now recognized within our Investment Management segment. Earnings from our investment in CCIF continue to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – Third Quarter 2017

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
Net income attributable to W. P. Carey	$80,278	$64,318	$57,484	$47,704	$110,943
Adjustments:
Depreciation and amortization of real property	62,621	61,636	61,182	61,373	61,396
Gain on sale of real estate, net	(19,257)	(3,465)	(10)	(3,248)	(49,126)
Impairment charges	—	—	—	9,433	14,441
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(2,692)	(2,562)	(2,541)	(3,184)	(3,254)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO	866	833	2,717	1,059	1,354
Total adjustments	41,538	56,442	61,348	65,433	24,811
FFO Attributable to W. P. Carey (as defined by NAREIT) (a)	121,816	120,760	118,832	113,137	135,754
Adjustments:
Above- and below-market rent intangible lease amortization, net	12,459	12,323	12,491	12,653	12,564
Other amortization and non-cash items (b)	6,208	6,693	2,094	5,584	(4,897)
Stock-based compensation	4,635	3,104	6,910	3,051	4,356
Straight-line and other rent adjustments	(3,212)	(2,965)	(3,500)	(4,953)	(5,116)
Amortization of deferred financing costs	2,184	2,542	1,400	926	1,007
Loss (gain) on extinguishment of debt	1,566	(2,443)	912	224	2,072
Restructuring and other compensation (c)	1,356	7,718	—	—	—
Tax benefit – deferred	(1,234)	(1,382)	(5,551)	(2,433)	(2,999)
Realized (gains) losses on foreign currency	(449)	(378)	403	1,102	1,559
Other expenses (d)	65	1,000	73	18	—
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO	3,064	1,978	550	2,810	261
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(216)	(513)	(376)	(595)	(90)
Total adjustments	26,426	27,677	15,406	18,387	8,717
AFFO Attributable to W. P. Carey (a)	$148,242	$148,437	$134,238	$131,524	$144,471

Summary
FFO attributable to W. P. Carey (as defined by NAREIT) (a)	$121,816	$120,760	$118,832	$113,137	$135,754
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share (a)	$1.13	$1.12	$1.10	$1.05	$1.26
AFFO attributable to W. P. Carey (a)	$148,242	$148,437	$134,238	$131,524	$144,471
AFFO attributable to W. P. Carey per diluted share (a)	$1.37	$1.38	$1.25	$1.22	$1.34
Diluted weighted-average shares outstanding	108,143,694	107,783,204	107,764,279	107,715,965	107,468,029
________

(a)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(b)	Represents primarily unrealized gains and losses from foreign exchange and derivatives.

(c)
Amounts for the three months ended September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our exit of all non-traded retail fundraising activities, which we announced in June 2017.

(d)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

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W. P. Carey Inc.
Financial Results – Third Quarter 2017

FFO and AFFO, Owned Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
Net income from Owned Real Estate attributable to W. P. Carey (a)	$56,492	$43,540	$37,958	$27,821	$87,497
Adjustments:
Depreciation and amortization of real property	62,621	61,636	61,182	61,373	61,396
Gain on sale of real estate, net	(19,257)	(3,465)	(10)	(3,248)	(49,126)
Impairment charges	—	—	—	9,433	14,441
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(2,692)	(2,562)	(2,541)	(3,184)	(3,254)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO	866	833	2,717	1,059	1,354
Total adjustments	41,538	56,442	61,348	65,433	24,811
FFO Attributable to W. P. Carey (as defined by NAREIT) - Owned Real Estate (a) (b)	98,030	99,982	99,306	93,254	112,308
Adjustments:
Above- and below-market rent intangible lease amortization, net	12,459	12,323	12,491	12,653	12,564
Other amortization and non-cash items (c)	6,808	7,038	2,009	5,698	(4,356)
Straight-line and other rent adjustments	(3,212)	(2,965)	(3,500)	(4,953)	(5,116)
Tax (benefit) expense – deferred	(2,694)	33	(2,460)	2,273	(3,387)
Amortization of deferred financing costs	2,184	2,542	1,400	926	1,007
Stock-based compensation	1,880	899	1,954	908	1,572
Loss (gain) on extinguishment of debt	1,566	(2,443)	912	224	2,072
Realized (gains) losses on foreign currency	(454)	(382)	395	1,136	1,559
Other expenses (d)	65	1,000	73	18	—
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO (a)	(79)	(92)	(434)	(189)	(103)
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(216)	(513)	(376)	(595)	(90)
Total adjustments	18,307	17,440	12,464	18,099	5,722
AFFO Attributable to W. P. Carey - Owned Real Estate (a) (b)	$116,337	$117,422	$111,770	$111,353	$118,030

Summary
FFO attributable to W. P. Carey (as defined by NAREIT) - Owned Real Estate (a) (b)	$98,030	$99,982	$99,306	$93,254	$112,308
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share - Owned Real Estate (a) (b)	$0.91	$0.93	$0.92	$0.87	$1.04
AFFO attributable to W. P. Carey - Owned Real Estate (a) (b)	$116,337	$117,422	$111,770	$111,353	$118,030
AFFO attributable to W. P. Carey per diluted share - Owned Real Estate (a) (b)	$1.07	$1.09	$1.04	$1.03	$1.10
Diluted weighted-average shares outstanding	108,143,694	107,783,204	107,764,279	107,715,965	107,468,029
________

(a)
In connection with our decision to exit all non-traded retail fundraising activities, which we announced in June 2017, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed Programs is now recognized within our Investment Management segment. Earnings from our investment in CCIF continue to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

(b)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(c)	Represents primarily unrealized gains and losses from foreign exchange and derivatives.

(d)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

Investing for the long runTM | 10

W. P. Carey Inc.
Financial Results – Third Quarter 2017

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
Net income from Investment Management attributable to W. P. Carey (a)	$23,786	$20,778	$19,526	$19,883	$23,446
FFO Attributable to W. P. Carey (as defined by NAREIT) - Investment Management (a) (b)	23,786	20,778	19,526	19,883	23,446
Adjustments:
Stock-based compensation	2,755	2,205	4,956	2,143	2,784
Tax expense (benefit) – deferred	1,460	(1,415)	(3,091)	(4,706)	388
Restructuring and other compensation (c)	1,356	7,718	—	—	—
Other amortization and non-cash items (d)	(600)	(345)	85	(114)	(541)
Realized losses (gains) on foreign currency	5	4	8	(34)	—
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO (a)	3,143	2,070	984	2,999	364
Total adjustments	8,119	10,237	2,942	288	2,995
AFFO Attributable to W. P. Carey - Investment Management (a) (b)	$31,905	$31,015	$22,468	$20,171	$26,441

Summary
FFO attributable to W. P. Carey (as defined by NAREIT) - Investment Management (a) (b)	$23,786	$20,778	$19,526	$19,883	$23,446
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share - Investment Management (a) (b)	$0.22	$0.19	$0.18	$0.18	$0.22
AFFO attributable to W. P. Carey - Investment Management (a) (b)	$31,905	$31,015	$22,468	$20,171	$26,441
AFFO attributable to W. P. Carey per diluted share - Investment Management (a) (b)	$0.30	$0.29	$0.21	$0.19	$0.24
Diluted weighted-average shares outstanding	108,143,694	107,783,204	107,764,279	107,715,965	107,468,029
________

(a)
In connection with our decision to exit all non-traded retail fundraising activities, which we announced in June 2017, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed Programs is now recognized within our Investment Management segment. Earnings from our investment in CCIF continue to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

(b)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(c)	Amounts for the three months ended September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our previously announced exit of all non-traded retail fundraising activities.

(d)	Represents primarily unrealized gains and losses from foreign exchange and derivatives.

Investing for the long runTM | 11

W. P. Carey Inc.
Financial Results – Third Quarter 2017

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended September 30, 2017.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Owned Real Estate:
Lease revenues	$4,825	$(6,056)	$8,634	(c)
Operating property revenues:
Hotel revenues	—	—	—
Reimbursable tenant costs	24	(111)	—
Lease termination income and other	—	(1)	(14)

Investment Management:
Asset management revenue	—	—	—
Structuring revenue	—	—	—
Reimbursable costs from affiliates	—	—	—
Dealer manager fees	—	—	—
Other advisory revenue	—	—	—

Operating Expenses
Depreciation and amortization	361	(2,700)	(60,314)	(d)
General and administrative	—	(3)	—
Reimbursable tenant and affiliate costs	24	(111)	—
Property expenses, excluding reimbursable tenant costs:
Hotel expenses	—	—	—
Non-reimbursable property expenses	9	(82)	23	(e)
Subadvisor fees (f)	—	—	—
Stock-based compensation expense	—	—	(4,635)	(e)
Restructuring and other compensation	—	—	(1,356)	(g)
Dealer manager fees and expenses	—	—	—
Other expenses	—	—	(65)

Other Income and Expenses
Interest expense	(520)	467	2,102	(h)
Equity in earnings of equity method investments in the Managed Programs and real estate:
Income related to our general partnership interests in the Managed REITs (i)	—	(500)	—
Joint ventures	(3,902)	(1)	504	(j)
Income related to our ownership in the Managed Programs	—	—	3,143	(k)
Other income and (expenses)	(4)	46	7,500	(l)

Provision for income taxes	(29)	(116)	(995)	(m)
Gain on sale of real estate, net of tax	—	—	(19,257)
Net income attributable to noncontrolling interests	—	3,376	—
________

(a)	Represents the break-out by line item of amounts recorded in Equity in earnings of equity method investments in the Managed Programs and real estate.

(b)	Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.

(c)
For the three months ended September 30, 2017, represents the reversal of amortization of above- or below-market lease intangibles of $12.1 million and the elimination of non-cash amounts related to straight-line rent and other of $3.5 million.

(d)	Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.

(e)	Adjustment to exclude a non-cash item.

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W. P. Carey Inc.
Financial Results – Third Quarter 2017

(f)
The subadvisors for CWI 1, CWI 2 and CPA®:18 – Global earn a percentage of gross fees recorded, which we account for as an expense and which are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees.

(g)	Adjustment to exclude restructuring expenses resulting from our exit of all non-traded retail fundraising activities.

(h)	Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.

(i)	Amount includes 100% of CWI 2 general operating partnership distribution, including $0.5 million paid to subadvisors.

(j)	Adjustments to include our pro rata share of AFFO adjustments from equity investments.

(k)
Represents Adjusted MFFO from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs. Adjusted MFFO is defined as MFFO adjusted for deferred taxes and excluding the adjustment for realized gains and losses on hedges.

(l)	Represents eliminations of gains (losses) related to the extinguishment of debt, foreign currency, unrealized gains (losses) on derivatives and other items.

(m)	Represents primarily the elimination of deferred taxes.

Investing for the long runTM | 13

W. P. Carey Inc.
Financial Results – Third Quarter 2017

Capital Expenditures
In thousands. For the three months ended September 30, 2017.

Tenant Improvements and Leasing Costs
Tenant improvements	$2,621
Leasing costs	24
Tenant Improvements and Leasing Costs	2,645

Maintenance Capital Expenditures
Operating properties	182
Net-lease properties	126
Maintenance Capital Expenditures	308

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$2,953

Non-maintenance Capital Expenditures
Other non-maintenance capital expenditures (a)	$3,200
________

(a)	Amount is related to renovations in connection with a lease extension.

Build-to-Suits, Redevelopments and Expansions (a)
Dollars in thousands.

		Property Type	Estimated Completion	Estimated New Square Footage	Lease Term (Years)	Funded During Three Months Ended Sep. 30, 2017	Total Funded Through Sep. 30, 2017	Maximum Commitment
Tenant	Location							Remaining	Total
Allegion (b)	Zawiercie, Poland	Industrial	Q1 2018	154,550	20	$471	$471	$10,478	$10,949
Nord Anglia (c)	Houston, TX	Education Facility	Q1 2018	53,000	25	9,095	9,095	13,538	22,755
Santander (b) (d)	Mönchengladbach, Germany	Parking Garage	Q1 2018	N/A	18	1,073	1,073	5,249	6,322
Nord Anglia (c)	Windermere, FL	Education Facility	Q3 2018	38,000	25	1,404	1,404	16,949	18,353
Nord Anglia (c) (e)	Coconut Creek, FL	Education Facility	Q3 2018	130,000	25	—	—	24,610	24,610
Total				375,550		$12,043	$12,043	$70,824	$82,989
________

(a)	This schedule includes future estimates for which we can give no assurance as to timing or amounts. Funding amounts exclude capitalized construction interest.

(b)	Commitment amounts are based on the foreign exchange rate of the euro at period end.

(c)	Interest earned on the funding for these properties is excluded from the remaining commitments.

(d)	Project is adjacent to an office building that we lease to Santander.

(e)	Funding for this project commenced after September 30, 2017.

Investing for the long runTM | 14

W. P. Carey Inc.
Balance Sheets and Capitalization
Third Quarter 2017

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2017

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	Sep. 30, 2017	Dec. 31, 2016
Assets
Investments in real estate:
Land, buildings and improvements (a)	$5,429,239	$5,285,837
Net investments in direct financing leases	717,184	684,059
In-place lease and other intangible assets	1,204,770	1,172,238
Above-market rent intangible assets	639,140	632,383
Assets held for sale (b)	10,596	26,247
Investments in real estate	8,000,929	7,800,764
Accumulated depreciation and amortization (c)	(1,249,024)	(1,018,864)
Net investments in real estate	6,751,905	6,781,900
Equity investments in the Managed Programs and real estate (d)	327,598	298,893
Cash and cash equivalents	169,770	155,482
Due from affiliates	154,336	299,610
Other assets, net	287,481	282,149
Goodwill	643,321	635,920
Total assets	$8,334,411	$8,453,954

Liabilities and Equity
Debt:
Unsecured senior notes, net	$2,455,383	$1,807,200
Unsecured term loans, net	382,191	249,978
Unsecured revolving credit facility	224,213	676,715
Non-recourse mortgages, net	1,253,051	1,706,921
Debt, net	4,314,838	4,440,814
Accounts payable, accrued expenses and other liabilities	255,911	266,917
Below-market rent and other intangible liabilities, net	116,980	122,203
Deferred income taxes	86,581	90,825
Distributions payable	109,187	107,090
Total liabilities	4,883,497	5,027,849
Redeemable noncontrolling interest	965	965

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 106,897,515 and 106,294,162 shares, respectively, issued and outstanding	107	106
Additional paid-in capital	4,429,240	4,399,961
Distributions in excess of accumulated earnings	(1,017,901)	(894,137)
Deferred compensation obligation	46,711	50,222
Accumulated other comprehensive loss	(229,581)	(254,485)
Total stockholders' equity	3,228,576	3,301,667
Noncontrolling interests	221,373	123,473
Total equity	3,449,949	3,425,140
Total liabilities and equity	$8,334,411	$8,453,954
________

(a)	Includes $82.1 million and $81.7 million of amounts attributable to operating properties as of September 30, 2017 and December 31, 2016, respectively.

(b)
At September 30, 2017, we had one property classified as Assets held for sale. At December 31, 2016, we had one property classified as Assets held for sale, which was sold during the nine months ended September 30, 2017.

(c)
Includes $593.9 million and $484.4 million of accumulated depreciation on buildings and improvements as of September 30, 2017 and December 31, 2016, respectively, and $655.1 million and $534.4 million of accumulated amortization on lease intangibles as of September 30, 2017 and December 31, 2016, respectively.

(d)
Our equity investments in the Managed Programs totaled $187.6 million and $160.8 million as of September 30, 2017 and December 31, 2016, respectively. Our equity investments in real estate joint ventures totaled $140.0 million and $138.1 million as of September 30, 2017 and December 31, 2016, respectively.

Investing for the long runTM | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2017

Capitalization
In thousands, except share and per share amounts. As of September 30, 2017.

Description	Shares	Share Price	Market Value
Equity
Common equity	106,897,515	$67.39	$7,203,824
Preferred equity			—
Total Equity Market Capitalization			7,203,824

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			1,274,939
Unsecured term loans			383,695
Unsecured revolving credit facility			224,213
Unsecured senior notes:
Due January 20, 2023			590,300
Due July 19, 2024			590,300
Due April 1, 2024			500,000
Due February 1, 2025			450,000
Due October 1, 2026			350,000
Total Pro Rata Debt			4,363,447

Total Capitalization			$11,567,271
________

(a)	Excludes unamortized deferred financing costs totaling $16.5 million and unamortized discount, net totaling $13.3 million as of September 30, 2017.

Investing for the long runTM | 17

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2017

Debt Overview
Dollars in thousands. Pro rata. As of September 30, 2017.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted -Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted -Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (b) (c) (in USD)	% of Total	Weigh-ted -Avg. Interest Rate	Weigh-ted -Avg. Maturity (Years)
Non-Recourse Debt
Fixed	$808,129	5.7%	$147,065	4.7%	$20,643	6.2%	$975,837	22.3%	5.6%	4.5
Variable:
Floating	45,809	3.1%	118,108	0.9%	—	—%	163,917	3.8%	1.5%	1.0
Swapped	107,852	5.0%	8,957	6.2%	—	—%	116,809	2.7%	5.1%	3.0
Capped	—	—%	18,376	3.3%	—	—%	18,376	0.4%	3.3%	3.8
Total Pro Rata Non-Recourse Debt	961,790	5.5%	292,506	3.1%	20,643	6.2%	1,274,939	29.2%	5.0%	3.9

Recourse Debt
Fixed – Unsecured senior notes:
Due January 20, 2023	—	—%	590,300	2.0%	—	—%	590,300	13.5%	2.0%	5.3
Due July 19, 2024	—	—%	590,300	2.3%	—	—%	590,300	13.5%	2.3%	6.8
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	11.5%	4.6%	6.5
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	10.4%	4.0%	9.0
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	8.0%	4.3%	7.4
Total Unsecured Senior Notes	1,300,000	4.3%	1,180,600	2.1%	—	—%	2,480,600	56.9%	3.3%	6.9
Variable:
Unsecured term loans (due February 22, 2022) (d)	—	—%	383,695	1.1%	—	—%	383,695	8.8%	1.1%	4.4
Unsecured revolving credit facility (due February 22, 2021) (e)	113,000	2.2%	111,213	1.0%	—	—%	224,213	5.1%	1.6%	3.4
Total Recourse Debt	1,413,000	4.1%	1,675,508	1.8%	—		3,088,508	70.8%	2.9%	6.3

Total Pro Rata Debt Outstanding	$2,374,790		$1,968,014		$20,643		$4,363,447	100.0%	3.5%	5.6
________

(a)	Other currencies include debt denominated in British pound sterling, Japanese yen and Thai baht.

(b)	Debt data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Excludes unamortized deferred financing costs totaling $16.5 million and unamortized discount, net totaling $13.3 million as of September 30, 2017.

(d)	We incurred interest at the Euro Interbank Offered Rate (EURIBOR) plus 1.10% on our Unsecured term loans.

(e)
Based on the applicable currency, we incurred interest at the London Interbank Offered Rate (LIBOR) or EURIBOR plus 1.00% on our Unsecured revolving credit facility. Availability under our Unsecured revolving credit facility was $1.3 billion as of September 30, 2017.

Investing for the long runTM | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2017

Debt Maturity
Dollars in thousands. Pro rata. As of September 30, 2017.

	Real Estate		Debt
	Number of Properties (a)		Weighted- Average Interest Rate		Total Outstanding Balance (b) (c)	Percent of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2017	3	$4,367	5.6%	$28,398	$28,701	0.7%
2018	34	39,493	3.6%	229,121	233,688	5.3%
2019	11	17,385	6.1%	51,450	58,029	1.3%
2020	22	47,171	4.8%	221,872	253,769	5.8%
2021	14	25,596	5.5%	107,312	125,293	2.9%
2022	30	43,051	5.1%	202,317	239,952	5.5%
2023	25	36,258	5.2%	91,087	136,846	3.2%
2024	22	20,606	5.9%	3,444	57,821	1.3%
2025	13	14,544	4.9%	50,416	86,032	2.0%
2026	7	10,086	6.6%	18,992	43,886	1.0%
2027	1	2,423	5.8%	—	10,922	0.2%
Total Pro Rata Non-Recourse Debt	182	$260,980	5.0%	$1,004,409	1,274,939	29.2%

Recourse Debt
Unsecured senior notes:
Due January 20, 2023			2.0%		590,300
Due July 19, 2024			2.3%		590,300
Due April 1, 2024			4.6%		500,000
Due February 1, 2025			4.0%		450,000
Due October 1, 2026			4.3%		350,000
Total Unsecured senior notes			3.3%		2,480,600	56.9%
Unsecured term loans (due February 22, 2022) (d)			1.1%		383,695	8.8%
Unsecured revolving credit facility (due February 22, 2021) (e)			1.6%		224,213	5.1%
Total Recourse Debt			2.9%		3,088,508	70.8%

Total Pro Rata Debt Outstanding			3.5%		$4,363,447	100.0%
________

(a)	Represents the number of properties and ABR associated with the debt that is maturing in each respective year.

(b)
Debt maturity data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.

(c)	Excludes unamortized deferred financing costs totaling $16.5 million and unamortized discount, net totaling $13.3 million as of September 30, 2017.

(d)	We incurred interest at EURIBOR plus 1.10% on our Unsecured term loans.

(e)
Based on the applicable currency, we incurred interest at LIBOR or EURIBOR plus 1.00% on our Unsecured revolving credit facility. Availability under our Unsecured revolving credit facility was $1.3 billion as of September 30, 2017.

Investing for the long runTM | 19

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2017

Unsecured Senior Notes
As of September 30, 2017.

Ratings

	Issuer / Corporate		Unsecured Senior Notes
Ratings Agency	Rating	Outlook	Rating	Outlook
Moody's	Baa2	Stable	Baa2	Stable
Standard & Poor's	BBB	Stable	BBB	Stable

Unsecured Senior Note Covenants

The following is a summary of the key financial covenants for the Unsecured Senior Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Unsecured Senior Notes.

Covenant	Metric	Required	As of September 30, 2017
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	46.0%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	13.3%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	4.7x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	187.5%

Investing for the long runTM | 20

W. P. Carey Inc.
Owned Real Estate
Third Quarter 2017

Investing for the long runTM | 21

W. P. Carey Inc.
Owned Real Estate Portfolio – Third Quarter 2017

Investment Activity – Acquisitions and Dispositions
Dollars in thousands. Pro rata. For the nine months ended September 30, 2017.

Acquisitions and Construction Projects Tenant / Lease Guarantor	Property Location(s)	Purchase Price	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Constructed Properties Upon Purchase
1Q17 (N/A)

2Q17
Griffith Foods Group Inc. (a)	Chicago, IL	$6,000	Jun-17	Industrial	84,174
2Q17 Total		6,000			84,174

3Q17 (N/A)

Year-to-Date Total		6,000			84,174

Completed Build-to-Suit, Redevelopment and Expansion Properties
1Q17
Leipold	Windsor, CT	3,302	Mar-17	Industrial	22,704
1Q17 Total		3,302			22,704

2Q17
Nord Anglia	Coconut Creek, FL	17,764	Apr-17	Education Facility	40,000
Inghams (b)	Monarto, Australia	15,082	May-17	Industrial	386,705
Gestamp	McCalla, AL	21,476	May-17	Industrial	178,000
2Q17 Total		54,322			604,705

3Q17 (N/A)

Year-to-Date Total		57,624			627,409

Year-to-Date Total Acquisitions and Construction Projects		$63,624			711,583

Investing for the long runTM | 22

W. P. Carey Inc.
Owned Real Estate Portfolio – Third Quarter 2017

Investment Activity – Acquisitions and Dispositions (continued)
Dollars in thousands. Pro rata. For the nine months ended September 30, 2017.

Dispositions Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q17
Vacant (2 properties) (b) (c)	Espoo, Finland	$28,122	Jan-17	Office	466,483
DuraFiber Technologies (b)	Bad Hersfeld, Germany	24,083	Jan-17	Industrial, Office, Warehouse	858,958
Vacant (b)	Doncaster, United Kingdom	626	Feb-17	Land	N/A
1Q17 Total		52,831			1,325,441

2Q17
Vacant	Houston, TX	1,375	May-17	Warehouse	25,125
Vacant	Glendale Heights, IL	2,125	May-17	Office	35,455
Bouygues Telecom and Grand-Est International Campus (b)	Illkirch-Graffenstaden, France	5,150	May-17	Office	72,163
Pendragon PLC (2 properties) (b) (d)	Doncaster and Newport, United Kingdom	11,478	Jun-17	Retail	34,429
2Q17 Total		20,128			167,172

3Q17
Bestop, Inc. and Servtech, Inc. (e)	Louisville, CO	25,560	Jul-17	Industrial	403,871
IDS Group Ltd. (b)	Shah Alam, Malaysia	21,351	Aug-17	Industrial	374,751
Pendragon PLC (b) (d)	Cheltenham, United Kingdom	4,312	Aug-17	Retail	10,630
Vacant (b)	Leeds, United Kingdom	4,379	Aug-17	Industrial, Office	199,618
Moog, Inc.	Radford, VA	3,975	Sep-17	Industrial	68,631
3Q17 Total		59,577			1,057,501

Year-to-Date Total Dispositions		$132,536			2,550,114
________

(a)	We also committed to fund an additional $3.6 million of building improvements.

(b)	Amount reflects the applicable exchange rate on the date of the transaction.

(c)
In January 2017, we transferred ownership of these properties and the related non-recourse mortgage loan to the mortgage lender. Amount represents the carrying value of the mortgage loan on date of transfer, less cash held in escrow that was retained by the mortgage lender.

(d)	Following the disposition of three properties leased to Pendragon PLC during the nine months ended September 30, 2017, we still own a portfolio of 70 properties leased to that tenant.

(e)	This multi-tenant property had approximately 197,000 vacant square feet as of the date of disposition.

Investing for the long runTM | 23

W. P. Carey Inc.
Owned Real Estate Portfolio – Third Quarter 2017

Joint Ventures
Dollars in thousands. As of September 30, 2017.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (d)
Wanbishi Archives Co. Ltd. (e)	CPA®:17 – Global	3.00%	$23,111	$2,712	$693	$81
Jumbo Logistiek Vastgoed B.V. (e)	CPA®:17 – Global	15.00%	75,741	14,512	11,361	2,177
ALSO Actebis GmbH (e)	CPA®:17 – Global	30.00%	—	3,926	—	1,178
Wagon Automotive GmbH (e)	CPA®:17 – Global	33.33%	—	3,362	—	1,121
Frontier Spinning Mills, Inc.	CPA®:17 – Global	40.00%	—	5,237	—	2,095
The New York Times Company	CPA®:17 – Global	45.00%	101,799	27,247	45,809	12,261
Total Unconsolidated Joint Ventures			200,651	56,996	57,863	18,913

Consolidated Joint Ventures
Berry Global Inc. (f)	CPA®:17 – Global	50.00%	23,549	7,426	11,775	3,713
Tesco Global Aruhazak Zrt. (e)	CPA®:17 – Global	51.00%	36,032	6,824	18,376	3,480
Dick’s Sporting Goods, Inc. (f)	CPA®:17 – Global	55.10%	19,064	3,559	10,504	1,961
Hellweg Die Profi-Baumärkte GmbH & Co. KG (e) (f)	CPA®:17 – Global	63.48%	—	33,586	—	21,320
Eroski Sociedad Cooperativa (e)	CPA®:17 – Global	70.00%	—	2,471	—	1,730
U-Haul Moving Partners, Inc. and Mercury Partners, LP	CPA®:17 – Global	88.46%	—	36,008	—	31,853
McCoy-Rockford, Inc.	Third party	90.00%	3,474	857	3,126	771
Total Consolidated Joint Ventures			82,119	90,731	43,781	64,828
Total Unconsolidated and Consolidated Joint Ventures			$282,770	$147,727	$101,644	$83,741
________

(a)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(b)	Excludes unamortized deferred financing costs totaling $0.8 million and unamortized premium, net totaling $0.4 million as of September 30, 2017.

(c)	Excludes unamortized deferred financing costs totaling $0.3 million and unamortized premium, net totaling $0.1 million as of September 30, 2017.

(d)	Excludes a preferred equity position in a jointly owned investment, Beach House JV, LLC, which did not have debt outstanding or ABR as of September 30, 2017.

(e)	Amounts are based on the applicable exchange rate at the end of the period.

(f)	Excludes certain properties leased to the tenants that we consolidate and in which we have a 100% ownership interest.

Investing for the long runTM | 24

W. P. Carey Inc.
Owned Real Estate Portfolio – Third Quarter 2017

Top Ten Tenants
Dollars in thousands. Pro rata. As of September 30, 2017.

Tenant / Lease Guarantor	Property Type	Tenant Industry	Location	Number of Properties	ABR	ABR Percent	Weighted-Average Remaining Lease Term (Years)
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Retail	Retail Stores	Germany	53	$36,265	5.3%	12.4
U-Haul Moving Partners Inc. and Mercury Partners, LP	Self Storage	Cargo Transportation, Consumer Services	United States	78	31,853	4.7%	6.6
State of Andalucia (a)	Office	Sovereign and Public Finance	Spain	70	28,708	4.2%	17.2
Pendragon PLC (a)	Retail	Retail Stores, Consumer Services	United Kingdom	70	21,488	3.2%	12.6
Marriott Corporation	Hotel	Hotel, Gaming and Leisure	United States	18	20,065	3.0%	6.1
Forterra Building Products (a) (b)	Industrial	Construction and Building	United States and Canada	49	17,517	2.6%	18.5
OBI Group (a)	Office, Retail	Retail Stores	Poland	18	16,295	2.4%	6.7
True Value Company	Warehouse	Retail Stores	United States	7	15,680	2.3%	5.3
UTI Holdings, Inc.	Education Facility	Consumer Services	United States	5	14,484	2.1%	4.5
ABC Group Inc. (c)	Industrial, Office, Warehouse	Automotive	Canada, Mexico and United States	14	13,771	2.0%	19.2
Total (d)				382	$216,126	31.8%	11.1
________

(a)	ABR amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Of the 49 properties leased to Forterra Building Products, 44 are located in the United States and five are located in Canada.

(c)
Of the 14 properties leased to ABC Group Inc., six are located in Canada, four are located in Mexico and four are located in the United States, subject to three master leases all denominated in U.S. dollars.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 25

W. P. Carey Inc.
Owned Real Estate Portfolio – Third Quarter 2017

Diversification by Property Type
In thousands, except percentages. Pro rata. As of September 30, 2017.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Property Type	ABR	ABR Percent	Square Footage (b)	Sq. ft. Percent	ABR	ABR Percent	Square Footage (b)	Sq. ft. Percent
U.S.
Industrial	$139,254	20.5%	27,806	32.4%	$76,771	18.4%	16,590	29.7%
Office	102,853	15.2%	6,283	7.3%	39,942	9.6%	2,854	5.1%
Retail	28,116	4.1%	2,211	2.6%	16,014	3.8%	1,350	2.5%
Warehouse	73,751	10.9%	14,870	17.3%	35,134	8.4%	7,657	13.7%
Self Storage	31,853	4.7%	3,535	4.1%	31,853	7.6%	3,535	6.3%
Other (c)	68,638	10.1%	4,345	5.1%	30,878	7.4%	1,828	3.3%
U.S. Total	444,465	65.5%	59,050	68.8%	230,592	55.2%	33,814	60.6%

International
Industrial	63,873	9.4%	10,758	12.5%	61,742	14.8%	10,532	18.9%
Office	64,027	9.4%	4,715	5.5%	47,181	11.3%	3,853	6.9%
Retail	83,133	12.2%	7,569	8.8%	67,003	16.0%	5,762	10.3%
Warehouse	23,364	3.5%	3,791	4.4%	11,364	2.7%	1,862	3.3%
Self Storage	—	—%	—	—%	—	—%	—	—%
Other	—	—%	—	—%	—	—%	—	—%
International Total	234,397	34.5%	26,833	31.2%	187,290	44.8%	22,009	39.4%

Total
Industrial	203,127	29.9%	38,564	44.9%	138,513	33.2%	27,122	48.6%
Office	166,880	24.6%	10,998	12.8%	87,123	20.9%	6,707	12.0%
Retail	111,249	16.3%	9,780	11.4%	83,017	19.8%	7,112	12.8%
Warehouse	97,115	14.4%	18,661	21.7%	46,498	11.1%	9,519	17.0%
Self Storage	31,853	4.7%	3,535	4.1%	31,853	7.6%	3,535	6.3%
Other (c)	68,638	10.1%	4,345	5.1%	30,878	7.4%	1,828	3.3%
Total (d)	$678,862	100.0%	85,883	100.0%	$417,882	100.0%	55,823	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes square footage for vacant properties.

(c)	Includes ABR from tenants with the following property types: education facility, hotel, theater, fitness facility and net-lease student housing.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 26

W. P. Carey Inc.
Owned Real Estate Portfolio – Third Quarter 2017

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of September 30, 2017.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Industry Type	ABR	ABR Percent	Square Footage	Sq. ft. Percent	ABR	ABR Percent	Square Footage	Sq. ft. Percent
Retail Stores (b)	$119,208	17.6%	14,916	17.4%	$71,008	17.0%	7,559	13.5%
Consumer Services	71,119	10.5%	5,604	6.5%	54,212	13.0%	4,345	7.8%
Automotive	55,550	8.2%	9,044	10.5%	48,811	11.7%	7,910	14.2%
Sovereign and Public Finance	42,798	6.3%	3,411	4.0%	32,363	7.7%	3,000	5.4%
Construction and Building	36,926	5.5%	8,142	9.5%	25,288	6.1%	6,170	11.1%
Hotel, Gaming and Leisure	35,352	5.2%	2,254	2.6%	14,579	3.5%	995	1.8%
Beverage, Food and Tobacco	31,222	4.6%	6,876	8.0%	24,375	5.8%	6,085	10.9%
Cargo Transportation	28,823	4.2%	3,860	4.5%	22,426	5.4%	3,423	6.1%
Healthcare and Pharmaceuticals	28,203	4.2%	1,988	2.3%	10,002	2.4%	750	1.3%
Containers, Packaging and Glass	27,278	4.0%	5,325	6.2%	7,812	1.9%	1,556	2.8%
High Tech Industries	26,133	3.8%	2,354	2.7%	16,489	3.9%	1,397	2.4%
Media: Advertising, Printing and Publishing	25,448	3.7%	1,588	1.8%	5,787	1.4%	655	1.2%
Capital Equipment	24,668	3.6%	4,037	4.7%	18,698	4.5%	2,800	5.0%
Business Services	14,175	2.1%	1,730	2.0%	9,937	2.4%	1,468	2.6%
Wholesale	13,500	2.0%	2,572	3.0%	4,455	1.1%	881	1.6%
Durable Consumer Goods	11,509	1.7%	2,485	2.9%	3,381	0.8%	1,139	2.0%
Grocery	11,421	1.7%	1,260	1.5%	4,975	1.2%	421	0.8%
Aerospace and Defense	10,406	1.5%	1,115	1.3%	6,361	1.4%	788	1.4%
Chemicals, Plastics and Rubber	9,357	1.4%	1,108	1.3%	3,131	0.7%	437	0.8%
Metals and Mining	9,177	1.4%	1,341	1.6%	3,514	0.8%	772	1.4%
Oil and Gas	8,659	1.3%	368	0.4%	8,659	2.1%	368	0.7%
Banking	8,412	1.2%	702	0.8%	—	—%	—	—%
Non-Durable Consumer Goods	8,115	1.2%	1,883	2.2%	5,877	1.4%	1,355	2.4%
Telecommunications	7,008	1.0%	418	0.5%	3,155	0.8%	167	0.3%
Other (c)	14,395	2.1%	1,502	1.8%	12,587	3.0%	1,382	2.5%
Total (d)	$678,862	100.0%	85,883	100.0%	$417,882	100.0%	55,823	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes automotive dealerships.

(c)
Includes ABR from tenants in the following industries: insurance, electricity, media: broadcasting and subscription, forest products and paper and environmental industries. Also includes square footage for vacant properties.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 27

W. P. Carey Inc.
Owned Real Estate Portfolio – Third Quarter 2017

Diversification by Geography
In thousands, except percentages. Pro rata. As of September 30, 2017.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Region	ABR	ABR Percent	Square Footage (b)	Sq. ft. Percent	ABR	ABR Percent	Square Footage (b)	Sq. ft. Percent
U.S.
South
Texas	$56,669	8.4%	8,192	9.5%	$31,812	7.6%	5,240	9.4%
Florida	29,407	4.3%	2,657	3.1%	26,273	6.3%	2,401	4.3%
Georgia	20,863	3.1%	3,293	3.8%	13,455	3.2%	2,293	4.1%
Tennessee	15,589	2.3%	2,306	2.7%	5,226	1.3%	1,206	2.2%
Other (c)	11,722	1.7%	2,280	2.7%	11,072	2.5%	2,120	3.8%
Total South	134,250	19.8%	18,728	21.8%	87,838	20.9%	13,260	23.8%

East
North Carolina	19,867	2.9%	4,518	5.3%	12,913	3.1%	3,239	5.8%
New Jersey	18,768	2.8%	1,097	1.3%	8,330	2.0%	601	1.1%
New York	18,244	2.7%	1,178	1.4%	758	0.2%	66	0.1%
Pennsylvania	16,870	2.5%	2,525	2.9%	7,495	1.8%	1,477	2.6%
Massachusetts	15,402	2.3%	1,390	1.6%	11,159	2.7%	1,163	2.1%
Virginia	7,616	1.1%	1,025	1.2%	5,339	1.3%	428	0.8%
Connecticut	6,940	1.0%	1,135	1.3%	1,999	0.5%	251	0.4%
Other (c)	17,967	2.6%	3,781	4.4%	7,803	1.9%	2,093	3.7%
Total East	121,674	17.9%	16,649	19.4%	55,796	13.5%	9,318	16.6%

West
California	42,578	6.3%	3,303	3.9%	12,832	3.1%	1,342	2.5%
Arizona	26,776	3.9%	3,049	3.5%	8,358	2.0%	685	1.2%
Colorado	9,834	1.5%	864	1.0%	6,174	1.5%	509	0.9%
Other (c)	26,621	3.9%	3,241	3.8%	16,906	4.0%	1,959	3.5%
Total West	105,809	15.6%	10,457	12.2%	44,270	10.6%	4,495	8.1%

Midwest
Illinois	21,689	3.2%	3,295	3.9%	8,094	1.9%	1,727	3.1%
Michigan	12,171	1.8%	1,396	1.6%	12,171	2.9%	1,396	2.5%
Indiana	9,329	1.4%	1,418	1.7%	3,205	0.8%	433	0.8%
Ohio	8,547	1.3%	1,911	2.2%	4,581	1.1%	1,048	1.9%
Minnesota	6,932	1.0%	811	0.9%	4,239	1.0%	415	0.7%
Other (c)	24,064	3.5%	4,385	5.1%	10,398	2.5%	1,722	3.1%
Total Midwest	82,732	12.2%	13,216	15.4%	42,688	10.2%	6,741	12.1%
U.S. Total	444,465	65.5%	59,050	68.8%	230,592	55.2%	33,814	60.6%

International
Germany	60,506	8.9%	6,272	7.3%	57,049	13.7%	6,060	10.9%
United Kingdom	33,570	4.9%	2,324	2.7%	31,514	7.5%	2,111	3.8%
Spain	30,438	4.5%	2,927	3.4%	30,438	7.3%	2,927	5.3%
Poland	18,321	2.7%	2,189	2.5%	2,027	0.5%	362	0.6%
The Netherlands	15,341	2.3%	2,233	2.6%	12,107	2.9%	1,792	3.2%
France	14,542	2.1%	1,266	1.5%	6,450	1.5%	1,025	1.8%
Finland	13,030	1.9%	1,121	1.3%	7,474	1.8%	641	1.1%
Canada	12,638	1.9%	2,196	2.6%	12,638	3.0%	2,196	3.9%
Australia	12,507	1.8%	3,272	3.8%	12,507	3.0%	3,272	5.9%
Other (d)	23,504	3.5%	3,033	3.5%	15,086	3.6%	1,623	2.9%
International Total	234,397	34.5%	26,833	31.2%	187,290	44.8%	22,009	39.4%
Total (e)	$678,862	100.0%	85,883	100.0%	$417,882	100.0%	55,823	100.0%
________

Investing for the long runTM | 28

W. P. Carey Inc.
Owned Real Estate Portfolio – Third Quarter 2017

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes square footage for vacant properties.

(c)
Other properties within South include assets in Alabama, Louisiana, Arkansas, Mississippi and Oklahoma. Other properties within East include assets in Kentucky, South Carolina, Maryland, New Hampshire and West Virginia. Other properties within West include assets in Utah, Washington, Nevada, Oregon, New Mexico, Wyoming, Alaska and Montana. Other properties within Midwest include assets in Missouri, Kansas, Wisconsin, Nebraska, Iowa, South Dakota and North Dakota.

(d)	Includes assets in Norway, Hungary, Austria, Thailand, Mexico, Sweden, Belgium and Japan.

(e)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 29

W. P. Carey Inc.
Owned Real Estate Portfolio – Third Quarter 2017

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of September 30, 2017.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Rent Adjustment Measure	ABR	ABR Percent	Square Footage	Sq. ft. Percent	ABR	ABR Percent	Square Footage	Sq. ft. Percent
(Uncapped) CPI	$289,191	42.6%	34,613	40.3%	$190,721	45.6%	22,203	39.8%
CPI-based	178,598	26.3%	23,477	27.3%	110,006	26.3%	16,052	28.8%
Fixed	177,684	26.2%	25,161	29.4%	104,166	25.0%	16,327	29.2%
Other (b)	26,720	3.9%	1,837	2.1%	10,620	2.5%	801	1.4%
None	6,669	1.0%	612	0.7%	2,369	0.6%	257	0.5%
Vacant	—	—%	183	0.2%	—	—%	183	0.3%
Total (c)	$678,862	100.0%	85,883	100.0%	$417,882	100.0%	55,823	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Represents leases attributable to percentage rent.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 30

W. P. Carey Inc.
Owned Real Estate Portfolio – Third Quarter 2017

Same Store Analysis
Dollars in thousands. Pro rata.

Same store portfolio includes leases that were continuously in place during the period from September 30, 2016 to September 30, 2017. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of September 30, 2017.

	ABR			Percent
Property Type	As of September 30, 2017	As of September 30, 2016	Increase	Increase
Industrial	$176,239	$172,226	$4,013	2.3%
Office	164,473	162,938	1,535	0.9%
Retail	105,968	104,762	1,206	1.2%
Warehouse	93,141	91,004	2,137	2.3%
Self Storage	31,853	31,853	—	—%
Other (a)	57,932	57,274	658	1.1%
Total	$629,606	$620,057	$9,549	1.5%

Rent Adjustment Measure
(Uncapped) CPI	$278,344	$275,350	$2,994	1.1%
CPI-based	155,060	152,238	2,822	1.9%
Fixed	162,813	159,082	3,731	2.3%
Other (b)	26,720	26,719	1	—%
None	6,669	6,668	1	—%
Total	$629,606	$620,057	$9,549	1.5%

Geography
U.S.	$411,859	$405,141	$6,718	1.7%
Europe	202,662	200,104	2,558	1.3%
Other International (c)	15,085	14,812	273	1.8%
Total	$629,606	$620,057	$9,549	1.5%

Same Store Portfolio Summary
Number of properties	845
Square footage (in thousands)	78,340
________

(a)	Includes ABR from tenants with the following property types: education facility, hotel, theater, fitness facility and net-lease student housing.

(b)	Represents leases attributable to percentage rent.

(c)	Includes assets in Norway, Hungary, Austria, Thailand, Mexico, Sweden, Belgium and Japan.

Investing for the long runTM | 31

W. P. Carey Inc.
Owned Real Estate Portfolio – Third Quarter 2017

Leasing Activity
For the three months ended September 30, 2017, except ABR. Pro rata.

Lease Renewals and Extensions						Expected Tenant Improvements / Leasing Commissions ($’000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($’000s)	New Lease ($'000s) (a)	Releasing Spread		Incremental Lease Term
Industrial	—	—	$—	$—	—%	$—	N/A
Office	78,080	1	586	586	—%	148	7 years
Retail	6,480	1	22	22	3.0%	—	5 years
Warehouse	—	—	—	—	—%	—	N/A
Self Storage	—	—	—	—	—%	—	N/A
Other	—	—	—	—	—%	—	N/A
Total / Weighted Average (b)	84,560	2	$608	$608	0.1%	$148	6.9 years

Q3 Summary
Prior Lease ABR (% of Total Portfolio)			0.1%

New Leases				Expected Tenant Improvements / Leasing Commissions ($’000s)
ABR
Property Type	Square Feet	Number of Leases	New Lease ($'000s) (a)		New Lease Term
Industrial	—	—	$—	$—	N/A
Office	2,960	1	67	25	14.2 years
Retail	—	—	—	—	N/A
Warehouse	—	—	—	—	N/A
Self Storage	—	—	—	—	N/A
Other	—	—	—	—	N/A
Total / Weighted Average (c)	2,960	1	$67	$25	14.2 years
________

(a)	New Lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.

(b)	Weighted average refers to the incremental lease term.

(c)	Weighted average refers to the new lease term.

Investing for the long runTM | 32

W. P. Carey Inc.
Owned Real Estate Portfolio – Third Quarter 2017

Lease Expirations – Total Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of September 30, 2017.

Year of Lease Expiration (a)	Number of Leases Expiring	ABR	ABR Percent	Square Footage	Sq. ft. Percent
Remaining 2017 (b)	3	$609	0.1%	71	0.1%
2018	5	8,129	1.2%	1,107	1.3%
2019	22	31,176	4.6%	3,132	3.6%
2020	24	33,390	4.9%	3,343	3.9%
2021	80	42,214	6.2%	6,376	7.4%
2022	40	70,121	10.3%	9,442	11.0%
2023	21	41,331	6.1%	5,811	6.8%
2024	43	95,601	14.1%	11,592	13.5%
2025	41	34,083	5.0%	3,689	4.3%
2026	19	18,912	2.8%	3,159	3.7%
2027	26	42,632	6.3%	6,052	7.0%
2028	10	20,052	3.0%	2,272	2.6%
2029	11	19,970	2.9%	2,897	3.4%
2030	11	50,930	7.5%	4,804	5.6%
Thereafter (>2030)	96	169,712	25.0%	21,953	25.6%
Vacant	—	—	—%	183	0.2%
Total (c)	452	$678,862	100.0%	85,883	100.0%

________

(a)	Assumes tenants do not exercise any renewal options.

(b)	One month-to-month lease with ABR of $0.1 million is included in 2017 ABR.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 33

W. P. Carey Inc.
Owned Real Estate Portfolio – Third Quarter 2017

Lease Expirations – Unencumbered Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of September 30, 2017.

Year of Lease Expiration (a)	Number of Leases Expiring	ABR	ABR Percent	Square Footage	Sq. ft. Percent
Remaining 2017 (b)	3	$609	0.1%	72	0.1%
2018	5	8,129	1.9%	1,107	2.0%
2019	12	6,911	1.7%	1,020	1.8%
2020	14	15,474	3.7%	1,958	3.5%
2021	70	24,127	5.8%	4,256	7.6%
2022	23	19,847	4.7%	3,598	6.4%
2023	14	13,084	3.1%	2,470	4.5%
2024	16	48,665	11.6%	6,302	11.3%
2025	32	21,182	5.1%	1,784	3.2%
2026	8	11,813	2.8%	1,995	3.6%
2027	20	29,089	7.0%	3,794	6.8%
2028	6	8,292	2.0%	1,268	2.3%
2029	10	18,680	4.5%	2,562	4.6%
2030	9	44,678	10.7%	4,206	7.5%
Thereafter (>2030)	85	147,302	35.3%	19,248	34.5%
Vacant	—	—	—%	183	0.3%
Total (c) (d)	327	$417,882	100.0%	55,823	100.0%

________

(a)	Assumes tenants do not exercise any renewal options.

(b)	One month-to-month lease with ABR of $0.1 million is included in 2017 ABR.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(d)	Represents properties unencumbered by non-recourse mortgage debt.

Investing for the long runTM | 34

W. P. Carey Inc.
Investment Management
Third Quarter 2017

Investing for the long runTM | 35

W. P. Carey Inc.
Investment Management – Third Quarter 2017

Selected Information – Managed Programs
Dollars and square footage in thousands. As of or for the three months ended September 30, 2017, unless otherwise noted.

	Managed Programs
	CPA®:17 – Global	CPA®:18 – Global	CWI 1	CWI 2	CESH I
General
Year established	2007	2013	2010	2015	2016
AUM (a)	$5,765,101	$2,376,029	$3,065,423	$1,883,716	$154,554
Net-lease AUM	4,972,337	1,416,150	N/A	N/A	N/A
Fundraising status (b)	Closed	Closed	Closed	Closed	Closed

Portfolio
Investment type	Net lease / Diversified REIT	Net lease / Diversified REIT	Lodging REIT	Lodging REIT	Student Housing
Number of net-leased properties	410	59	N/A	N/A	N/A
Number of operating properties	38	78	32	12	9
Number of tenants – net-leased properties (c)	116	99	N/A	N/A	N/A
Square footage (c)	47,129	16,838	6,722	3,656	N/A
Occupancy (d)	99.7%	99.7%	77.9%	79.5%	N/A
Acquisitions – third quarter	$5,588	$10,005	$165,196	$247,795	$55,563
Dispositions – third quarter	—	—	—	—	—

Balance Sheet (Book Value)
Total assets	$4,646,116	$2,350,525	$2,478,931	$1,657,009	$162,794
Total debt	1,996,589	1,265,442	1,423,498	830,965	8,276
Total debt / total assets	43.0%	53.8%	57.4%	50.1%	5.1%
________

(a)	Represents estimated value of real estate assets plus cash and cash equivalents, less distributions payable for the Managed REITs and fair value of investments plus cash for CESH I.

(b)
In connection with our exit from non-traded retail fundraising activities, which we announced in June 2017, we ceased active fundraising for CWI 2 and CESH I, as of June 30, 2017. After we facilitated the orderly processing of remaining sales, CWI 2 and CESH I closed their offerings on July 31, 2017.

(c)	For CPA®:17 – Global and CPA®:18 – Global, excludes operating properties. For CESH I, the investments are build-to-suit projects, and gross square footage cannot be determined at this time.

(d)
Represents occupancy for net-leased properties for CPA®:17 – Global and single-tenant net-leased properties for CPA®:18 – Global. Represents occupancy for hotels owned by CWI 1 and CWI 2 for the three months ended September 30, 2017. Occupancy for CPA®:17 – Global's 37 self-storage properties was 92.6% as of September 30, 2017. Occupancy for CPA®:18 – Global's 69 self-storage properties and nine multi-family properties was 91.6% and 92.9%, respectively, as of September 30, 2017. CPA®:18 – Global’s multi-tenant net-leased properties had an occupancy rate of 93.4% and square footage of 0.4 million as of September 30, 2017.

Investing for the long runTM | 36

W. P. Carey Inc.
Investment Management – Third Quarter 2017

Managed Programs Fee Summary
Dollars in thousands. For the three months ended September 30, 2017, unless otherwise noted.

	Managed Programs
	CPA®:17 – Global	CPA®:18 – Global	CWI 1	CWI 2	CESH I (a)	Total
Year established	2007	2013	2010	2015	2016
Fundraising status	Closed	Closed	Closed	Closed (b)	Closed (b)

1. Structuring Fees
Structuring fee, gross (% of total aggregate cost)	4.50% (c)	4.50% (c)	2.50%	2.50%	2.00%
Net of subadvisor fees (d)	4.50%	4.50%	2.00%	1.875%	2.00%
Gross acquisition volume - third quarter	$5,588	$10,005	$165,196	$247,795	$55,563	$484,147
Structuring revenue - third quarter (e)	$263	$450	$4,131	$6,474	$1,078	$9,817

2. Asset Management Fees
Asset management fee, gross (% of average AUM, per annum)	0.50% (f)	0.50% (f)	0.50% (f)	0.55% (f)	1.00% (g)
Net of subadvisor fees (d)	0.50%	0.50%	0.40%	0.41%	1.00%
AUM - current quarter	$5,765,101	$2,376,029	$3,065,423	$1,883,716	$154,554	$13,244,823
AUM - prior quarter (h)	$5,762,962	$2,247,779	$2,904,677	$1,701,688	$147,407	$13,162,455
Average AUM	$5,764,032	$2,311,904	$2,985,050	$1,792,702	$150,981	$13,203,639
Asset management revenue - third quarter (h)	$7,362	$2,901	$3,578	$2,188	$324	$17,938

3. Operating Partnership Interests (i)
Operating partnership interests, gross (% of Available Cash)	10.00%	10.00%	10.00%	10.00%	N/A
Net of subadvisor fees (d)	10.00%	10.00%	8.00%	7.50%	N/A
Equity in earnings of equity method investments in the Managed Programs and real estate (profits interest) - third quarter (j)	$5,459	$2,196	$1,998	$1,421	N/A	$11,074
________

(a)
In addition to the fees shown, and in lieu of reimbursing us for organization and offering costs, we received limited partnership units of CESH I equal to 2.5% of gross offering proceeds. For the three months ended September 30, 2017, this other advisory revenue was $0.1 million. We may also receive distributions from CESH I upon liquidation of the fund in an amount potentially equal to 20% of available cash after the limited partners have received certain cumulative distributions.

(b)	CWI 2 and CESH I closed their offerings on July 31, 2017.

(c)
Comprised of an initial acquisition fee (generally 2.50% of the total aggregate cost of net-leased properties) paid when the transaction is completed and a subordinated acquisition fee (generally 2.00% of the total aggregate cost of net-leased properties) paid in annual installments over three years, provided certain performance criterion are met. The acquisition fee for other properties is generally 1.75% of the total aggregate cost.

(d)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA®:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 100% of asset management fees paid to us by CPA®:18 – Global.

(e)
Total structuring revenue includes a $2.6 million adjustment representing revenue previously recognized on a development deal for one of our Managed Programs. Amounts for CWI 1 and CWI 2 are gross of fees paid to their respective subadvisors.

(f)
Based on average market value of assets. Under the terms of the respective advisory agreements of the Managed REITs, we may elect to receive cash or shares of CWI 1 and CWI 2’s stock for asset management fees due, while the CPA® REITs have an option to pay asset management fees in cash or shares upon our recommendation. Asset management fees are recorded in Asset management revenue in our consolidated financial statements.

(g)	Based on gross assets at fair value.

(h)
Total prior quarter AUM includes approximately $397.9 million representing AUM for CCIF. AUM for CCIF represented the fair value of investments plus cash. Total asset management revenue received includes approximately $1.6 million representing revenue received from CCIF. CCIF was included in the Managed Programs prior to our resignation as its advisor during the third quarter of 2017. Asset management revenues for CWI 1 and CWI 2 are gross of fees paid to their respective subadvisors.

(i)
Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Recorded in Equity in earnings of equity method investments in the Managed Programs and real estate in our consolidated financial statements.

(j)	Amounts for CWI 1 and CWI 2 are net of fees paid to their respective subadvisors.

Investing for the long runTM | 37

W. P. Carey Inc.
Investment Management – Third Quarter 2017

Investment Activity – Managed Programs
Dollars in thousands. Pro rata. For the nine months ended September 30, 2017.

Acquisitions – Net-Leased Properties						Gross Square Footage
Portfolio(s)	Tenant / Lease Guarantor	Property Location(s)	Purchase Price	Closing Date	Property Type(s)
1Q17
CPA®:17 – Global	Angus Chemical	Buffalo Grove, IL	$11,463	Feb-17	Office	62,201
CPA®:18 – Global (90%)	Board of Regents, State of Iowa	Iowa City, IA	7,342	Mar-17	Warehouse	140,917
1Q17 Total			18,805			203,118

2Q17
CPA®:17 – Global (70%)	Kesko Senukai (19 properties) (a)	Various, Lithuania (12 properties); Latvia (4 properties); and Estonia (3 properties)	141,480	May-17	Retail, Warehouse	1,585,879
2Q17 Total			141,480			1,585,879

3Q17
CPA®:17 – Global	Syncreon Logistics Polska (a) (b)	Zary, Poland	5,588	July-17	Warehouse, Office	BTS
3Q17 Total			5,588			BTS

Year-to-Date Total Acquisitions – Net-Leased Properties			165,873			1,788,997

Acquisitions – Self-Storage
Portfolio(s)	Property Location(s)	Purchase Price	Closing Date
1Q17
CPA®:18 – Global (a) (b)	Toronto, Canada	17,634	Jan-17
1Q17 Total		17,634

2Q17 (N/A)

3Q17 (N/A)

Year-to-Date Total Acquisitions – Self-Storage Properties		17,634

Investing for the long runTM | 38

W. P. Carey Inc.
Investment Management – Third Quarter 2017

Investment Activity – Managed Programs (continued)
Dollars in thousands. Pro rata. For the nine months ended September 30, 2017.

Acquisitions – Student Housing
Portfolio(s)	Property Location(s)	Purchase Price	Closing Date
1Q17
CPA®:18 – Global (97%) (a) (b)	Portsmouth, United Kingdom	1,273	Jan-17
CPA®:18 – Global (94.5%) (a) (b)	Cardiff, United Kingdom	29,932	Jan-17
CESH I (a) (b)	Madrid, Spain	16,045	Feb-17
CESH I (a) (b)	Lisbon, Portugal	27,276	Mar-17
1Q17 Total		74,526

2Q17
CESH I (a) (b)	Norwich, United Kingdom	79,141	Apr-17
CESH I (a) (b)	Madrid, Spain	70,261	May-17
CESH I (a) (b)	Porto, Portugal	39,403	May-17
2Q17 Total		188,805

3Q17
CPA®:18 – Global (94.5%) (a) (b)	Cardiff, United Kingdom	2,382	Sep-17
CESH I (a) (b)	Granada, Spain	27,022	Sep-17
CESH I (a) (b)	Madrid, Spain	28,541	Sep-17
CPA®:18 – Global (a) (b)	Reading, United Kingdom	7,623	Sep-17
3Q17 Total		65,568

Year-to-Date Total Acquisitions – Student Housing		328,899

Acquisitions – Hotels
Portfolio(s)	Property Location(s)	Purchase Price	Closing Date
1Q17 (N/A)

2Q17
CWI 2 (c)	Charlotte, NC	175,705	Jun-17
2Q17 Total		175,705

3Q17
CWI 2 (60%); CWI 1 (40%)	Santa Barbara, CA	412,991	Sep-17
3Q17 Total		412,991

Year-to-Date Total Acquisitions – Hotels		588,696

Year-to-Date Total Acquisitions		$1,101,102

Investing for the long runTM | 39

W. P. Carey Inc.
Investment Management – Third Quarter 2017

Investment Activity – Managed Programs (continued)
Dollars in thousands. Pro rata. For the nine months ended September 30, 2017.

Dispositions
Portfolio(s)	Property Location(s)	Gross Sale Price	Closing Date
1Q17
CPA®:17 – Global (land sale) (a)	Luton, United Kingdom	$314	Jan-17
CWI 1 (3 properties)	Birmingham, AL; Baton Rouge, LA; and Frisco, TX	33,000	Feb-17
CPA®:17 – Global	Houston, TX	15,500	Mar-17
CPA®:17 – Global	Orlando, FL	117,500	Mar-17
1Q17 Total		166,314

2Q17
CWI 1	Braintree, MA	19,000	May-17
CPA®:17 – Global (2 properties)	Lima and Miamisburg, OH	5,029	Jun-17
CPA®:17 – Global (a)	Pordenone, Italy	8,277	Jun-17
2Q17 Total		32,306

3Q17 (N/A)

Year-to-Date Total Dispositions		$198,620
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)
Acquisition includes a build-to-suit transaction. Purchase price represents total commitment for build-to-suit funding or an increase in funding commitment. Gross square footage cannot be determined at this time.

(c)	Purchase price includes acquisition-related costs and fees, which were expensed.

Investing for the long runTM | 40

W. P. Carey Inc.
Investment Management – Third Quarter 2017

Summary of Future Liquidity Strategies for Managed Programs
As of September 30, 2017.

Liquidity events for the Managed REITs must be approved by each Managed REIT’s board of the directors. A liquidity transaction could include sales of assets, either on a portfolio basis or individually, a listing of each Managed REIT’s shares on a national securities exchange, a merger or another transaction approved by the respective board of directors. Market conditions and other factors could cause the delay of a liquidity transaction or the commencement of liquidation. Even if a Managed REIT’s board of directors decides to liquidate, the Managed REIT is under no obligation to conclude a liquidation within a set time because the precise timing of the sale of assets will depend on the then-prevailing real estate and financial markets, the economic conditions of the areas in which properties are located and the federal income tax consequences to the Managed REIT’s stockholders.

Liquidation Period
	CPA®:17 – Global	CPA®:18 – Global	CWI 1	CWI 2	CESH I
Disclosure
“A committee of our independent directors is beginning the process of evaluating possible liquidity alternatives for the Company. There can be no assurance as to the form or timing of any liquidity alternative or that a transaction will be pursued at all. The Company does not intend to discuss the evaluation process unless and until a particular alternative is selected.”

Source: Form 10-Q dated August 10, 2017. Page 33.

“We currently intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our assets, or another similar transaction) beginning in April 2022, which is seven years following the closing of our initial public offering.”

Source: Form 10-Q dated August 14, 2017. Page 52.

“We intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our assets or another similar transaction) not later than six years following the conclusion of our initial public offering, which occurred on September 15, 2013. Thus, we intend to have a limited life.”

Source: Form 10-Q dated August 11, 2017. Page 36.

“We intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our assets or another similar transaction) not later than six years following the conclusion of our initial public offering, which occurred in July 2017. Thus, we intend to have a limited life.”

Source: Form 10-Q dated August 11, 2017. Page 37.
CESH I does not have a fixed term, however, W. P. Carey expects to start seeking disposition of its properties five years after CESH I raised its minimum offering amount, which occurred in July 2016.

Investing for the long runTM | 41

W. P. Carey Inc.
Investment Management – Third Quarter 2017

Summary of Back-End Fees for / Interests in the Managed Programs

The overview below is intended to provide a summary of current disclosures regarding various back-end fees and interests that we may be entitled to upon each Managed Program’s liquidity event. Such liquidity events are at the discretion of each Managed REIT’s board of directors and there is no assurance that any of the fees or interests described below will be realized. Please refer to each Managed REIT’s filings with the Securities and Exchange Commission for complete descriptions of each REIT’s liquidity strategy.

Back-End Fees and Interests
	CPA®:17 – Global	CPA®:18 – Global	CWI 1	CWI 2	CESH I
Disposition Fees
Net leased properties — equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property.

Investments in B Notes, C Notes, mortgage-backed securities and real estate-related loans — 1% of the average equity value.

Investments other than those described below — equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property.

Readily marketable real estate securities — none.
			Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	N/A
Interest in Disposition Proceeds
Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.

Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Available Cash (as defined in In “Principal Terms”), subject to any other limitations provided for herein, will be initially apportioned among the Limited Partners in proportion to their respective capital contributions and the General Partner as provided in connection with its Carried Interest and distributed.(a)

Purchase of Special GP Interest
Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to April 2021, using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal

Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to March 2025 using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal
			Fair market value as determined by Appraisal	Fair market value as determined by Appraisal	N/A
Distribution Related to Ownership of Shares	4.0% ownership as of 9/30/2017	2.3% ownership as of 9/30/2017	1.9% ownership as of 9/30/2017	1.5% ownership as of 9/30/2017	2.4% ownership as of 9/30/2017
________

(a)
Order of distributions are as follows: (1) First, to a Limited Partner until it has received an amount equal to its total capital contributions or deemed capital contribution with respect to the Advisor Units in the case of the Advisor (or a wholly owned subsidiary of the Advisor); (2) Second, to a Limited Partner until such Limited Partner has received a cumulative, non-compounding, annual 10% return on its unreturned capital contributions (the “Preferred Return”); (3) Third, to the General Partner until the General Partner has received 20% of the aggregate amounts distributed pursuant to clause (2) and this clause (3); (4) Thereafter, 80% to such Limited Partner and 20% to the General Partner (together with the amounts received under clause (3), the General Partner’s “Carried Interest”). The Advisor’s capital contribution for purposes of the Partnership Agreement will be deemed to be the value of the Advisor Units upon their issuance.

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W. P. Carey Inc.
Appendix
Third Quarter 2017

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W. P. Carey Inc.
Appendix – Third Quarter 2017

Normalized Pro Rata Cash Net Operating Income (NOI)
In thousands. From real estate.

Three Months Ended Sep. 30, 2017
Consolidated Lease Revenues
Total lease revenues – as reported	$161,511
Less: Consolidated Non-Reimbursable Property Expenses
Non-reimbursable property expenses – as reported	4,329
157,182

Plus: NOI from Operating Properties
Hotel revenues	8,449
Hotel expenses	(6,227)
2,222
159,404

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity investments	4,837
Less: Pro rata share of NOI attributable to noncontrolling interests	(5,974)
(1,137)

158,267

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	11,862
Less: Straight-line rent amortization	(3,228)
Add: Other non-cash items	83
8,717

Pro Rata Cash NOI (a)	166,984

Adjustment to normalize for intra-period build-to-suit projects placed into service and dispositions (b)	(264)

Normalized Pro Rata Cash NOI (a)	$166,720

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W. P. Carey Inc.
Appendix – Third Quarter 2017

The following table presents a reconciliation from Net income from Owned Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Sep. 30, 2017
Net Income from Owned Real Estate Attributable to W. P. Carey
Net income from Owned Real Estate attributable to W. P. Carey – as reported	56,492
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	92,102
Less: Property expenses, excluding reimbursable tenant costs – as reported	(10,556)
81,546

Adjustments for Other Consolidated Revenues and Expenses:
Add: Other income and (expenses)	42,360
Less: Reimbursable property expenses – as reported	(5,397)
Less: Lease termination income and other	(1,227)
Add: Provision for income taxes	1,511
Less: Gain on sale of real estate	(19,257)
17,990

Other Adjustments:
Add: Above- and below-market rent intangible lease amortization	12,459
Less: Straight-line rent amortization	(3,212)
Add: Adjustments for pro rata ownership	1,633
Add: Property expenses, excluding reimbursable tenant costs, non-cash	76
Adjustment to normalize for intra-period build-to-suit projects placed into service and dispositions (b)	(264)
10,692

Normalized Pro Rata Cash NOI (a)	$166,720
________

(a)
Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.

(b)
For properties placed into service during the three months ended September 30, 2017, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended September 30, 2017, the adjustment eliminates our pro rata share of cash NOI for the period.

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W. P. Carey Inc.
Appendix – Third Quarter 2017

Reconciliation of Net Income to Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
Net income attributable to W. P. Carey	$80,278	$64,318	$57,484	$47,704	$110,943

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	64,040	62,849	62,430	62,675	62,802
Interest expense	41,182	42,235	41,957	43,913	44,349
Provision for (benefit from) income taxes	1,760	2,448	(1,305)	7,826	3,154
EBITDA (a)	187,260	171,850	160,566	162,118	221,248

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Above- and below-market rent intangible and straight-line rent adjustments (b)	9,247	9,186	8,828	8,154	7,927
Unrealized losses (gains) and other (c)	7,382	7,226	2,639	4,719	(2,760)
Stock-based compensation expense	4,635	3,104	6,910	3,051	4,356
Impairment charges	—	—	—	9,433	14,441
	21,264	19,516	18,377	25,357	23,964
Adjustments for Non-Core Items: (d)
Gain on sale of real estate, net	(19,257)	(3,465)	(10)	(3,248)	(49,126)
Loss (gain) on extinguishment of debt	1,566	(2,443)	912	224	2,072
Restructuring and other compensation (e)	1,356	7,718	—	—	—
Other non-recurring expenses (f)	63	1,000	—	—	—
Other expenses	2	—	73	18	—
Other	(1,553)	(536)	253	736	523
	(17,823)	2,274	1,228	(2,270)	(46,531)
Adjustments for Pro Rata Ownership
Real Estate Joint Ventures: (g)
Add: Pro rata share of adjustments for equity investments	1,307	1,242	2,376	1,387	1,795
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(3,490)	(3,620)	(3,941)	(5,736)	(5,363)
	(2,183)	(2,378)	(1,565)	(4,349)	(3,568)
Adjustments for Equity Investments in the Managed Programs: (h)
Add: Distributions received from equity investments in the Managed Programs	3,417	2,981	2,809	2,496	2,773
Less: Income from equity investments in the Managed Programs	(531)	(1,279)	(1,674)	(30)	(2,716)
	2,886	1,702	1,135	2,466	57

Adjusted EBITDA (a)	$191,404	$192,964	$179,741	$183,322	$195,170
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)	Straight-line rent adjustments relate to our net-leased properties subject to operating leases.

(c)	Comprised of gains and losses on interest rate derivatives, gains and losses on foreign currency and straight-line rent adjustments for office rent expenses.

(d)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(e)
Amounts for the three months ended September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our exit of all non-traded retail fundraising activities, which we announced in June 2017.

(f)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

(g)	Adjustments to include our pro rata share of depreciation and amortization, interest expense, provision for income taxes, non-cash items and non-core items from joint ventures.

(h)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

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W. P. Carey Inc.
Appendix – Third Quarter 2017

Reconciliation of Net Income to Adjusted EBITDA, Owned Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
Net income from Owned Real Estate attributable to W. P. Carey (a)	$56,492	$43,540	$37,958	$27,821	$87,497

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	62,970	61,989	61,522	61,717	61,740
Interest expense	41,182	42,235	41,957	43,913	44,349
Provision for income taxes	1,511	3,731	1,454	3,374	530
EBITDA - Owned Real Estate (a) (b)	162,155	151,495	142,891	136,825	194,116

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Above- and below-market rent intangible and straight-line rent adjustments (c)	9,247	9,186	8,828	8,154	7,927
Unrealized losses (gains) and other (d)	8,014	7,685	2,566	4,581	(2,531)
Stock-based compensation expense	1,880	899	1,954	908	1,572
Impairment charges	—	—	—	9,433	14,441
	19,141	17,770	13,348	23,076	21,409
Adjustments for Non-Core Items: (e)
Gain on sale of real estate, net	(19,257)	(3,465)	(10)	(3,248)	(49,126)
Loss (gain) on extinguishment of debt	1,566	(2,443)	912	224	2,072
Other non-recurring expenses (f)	63	1,000	—	—	—
Other expenses	2	—	73	18	—
Other	(1,535)	(653)	685	770	523
	(19,161)	(5,561)	1,660	(2,236)	(46,531)
Adjustments for Pro Rata Ownership
Real Estate Joint Ventures: (g)
Add: Pro rata share of adjustments for equity investments	1,307	1,242	2,376	1,387	1,795
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(3,490)	(3,620)	(3,941)	(5,736)	(5,363)
	(2,183)	(2,378)	(1,565)	(4,349)	(3,568)

Adjusted EBITDA - Owned Real Estate (a) (b)	$159,952	$161,326	$156,334	$153,316	$165,426
________

(a)
In connection with our decision to exit all non-traded retail fundraising activities, which we announced in June 2017, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed Programs is now recognized within our Investment Management segment. Earnings from our investment in CCIF continue to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

(b)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(c)	Straight-line rent adjustments relate to our net-leased properties subject to operating leases.

(d)	Comprised of gains and losses on interest rate derivatives and gains and losses on foreign currency.

(e)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(f)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

(g)	Adjustments to include our pro rata share of depreciation and amortization, interest expense, provision for income taxes, non-cash items and non-core items from joint ventures.

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W. P. Carey Inc.
Appendix – Third Quarter 2017

Reconciliation of Net Income to Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016
Net income from Investment Management attributable to W. P. Carey (a)	$23,786	$20,778	$19,526	$19,883	$23,446

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	1,070	860	908	958	1,062
Provision for (benefit from) income taxes	249	(1,283)	(2,759)	4,452	2,624
EBITDA - Investment Management (a) (b)	25,105	20,355	17,675	25,293	27,132

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Stock-based compensation expense	2,755	2,205	4,956	2,143	2,784
Unrealized (gains) losses and other (c)	(632)	(459)	73	138	(229)
	2,123	1,746	5,029	2,281	2,555
Adjustments for Non-Core Items: (d)
Restructuring and other compensation (e)	1,356	7,718	—	—	—
Other	(18)	117	(432)	(34)	—
	1,338	7,835	(432)	(34)	—

Adjustments for Equity Investments in the Managed Programs: (f) (a)
Add: Distributions received from equity investments in the Managed Programs	3,417	2,981	2,809	2,496	2,773
Less: Income from equity investments in the Managed Programs	(531)	(1,279)	(1,674)	(30)	(2,716)
	2,886	1,702	1,135	2,466	57

Adjusted EBITDA - Investment Management (a) (b)	$31,452	$31,638	$23,407	$30,006	$29,744
________

(a)
In connection with our decision to exit all non-traded retail fundraising activities, which we announced in June 2017, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed Programs is now recognized within our Investment Management segment. Earnings from our investment in CCIF continue to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

(b)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(c)	Comprised of gains and losses on foreign currency and straight-line rent adjustments for office rent expenses.

(d)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(e)	Amounts for the three months ended September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our previously announced exit of all non-traded retail fundraising activities.

(f)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

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W. P. Carey Inc.
Appendix – Third Quarter 2017

Terms and Definitions

Non-GAAP Financial Disclosures
AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as certain lease termination income, restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements and other expenses (which includes expenses related to the formal strategic review that we completed in May 2016 and accruals for estimated one-time legal settlement expenses). We also exclude realized gains/losses on foreign exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
Pro Rata Cash NOI
Cash net operating income, or cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis, referred to as pro rata cash NOI, to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI, may not be directly comparable to the way other REITs present cash NOI.
Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter’s pro rata cash NOI related to properties acquired or placed into service during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.

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W. P. Carey Inc.
Appendix – Third Quarter 2017

Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses in real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of the jointly owned investments’ financial statement line items by our percentage ownership and adding those amounts to or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in such jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of September 30, 2017. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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